Exhibit 10.2

I-MAB

(A company incorporated in the Cayman Islands with limited liability)

2025 SHARE INCENTIVE SCHEME

(Adopted by the Board of Directors on September 3, 2025)

TABLE OF CONTENTS

Page

1.	DEFINITIONS AND INTERPRETATION	3
2.	PURPOSE OF THE SCHEME	11
3.	CONDITIONS OF THE SCHEME	11
4.	ADMINISTRATION	12
5.	DURATION	13
6.	APPOINTMENT OF TRUSTEE	13
7.	ELIGIBLE PARTICIPANTS	13
8.	SCHEME MANDATE LIMIT	14
9.	GRANT OF AWARDS	15
10.	RESTRICTIONS ON TIME OF GRANT	16
11.	LIMIT ON GRANTING AWARDS TO INDIVIDUALS	17
12.	GRANTING AWARDS TO CONNECTED PERSONS	17
13.	VESTING OF AWARDS	18
14.	PERFORMANCE TARGETS AND CLAWBACK MECHANISM	18
15.	TRANSFERABILITY	20
16.	LAPSE OF AWARDS	20
17.	CANCELLATION	21
18.	CHANGE OF CONTROL, REORGANIZATION OF CAPITAL STRUCTURE	22
19.	RIGHTS ATTACHED TO THE AWARDS AND SHARES	23
20.	DISPUTES	24
21.	ALTERATION OF THIS SCHEME	24
22.	TERMINATION	25
23.	MISCELLANEOUS	25

I-MAB

2025 SHARE INCENTIVE SCHEME

1. DEFINITIONS AND INTERPRETATION

1.1 In this Scheme, save where the context otherwise requires, the following expressions have the respective meanings set opposite them:

“Adoption Date”	means the date on which the Scheme is approved by the Board
“ADSs”	American depositary shares, each ten (10) ADSs represent twenty-three (23) Shares
“Applicable Laws”

means the legal requirements relating to the Scheme and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to Awards granted to residents therein

“Articles of Association”	means the Articles of Association of the Company, as amended from time to time
“Auditors”	means the auditors for the time being of the Company
“Award”	means an award of any RSUs as determined by the Board or its delegate(s) and granted to an Eligible Participant pursuant to this Scheme
“Award Agreement”	shall have the meaning as set out in paragraph 9.2 of the Scheme
“Board”	means the board of directors of the Company
“Board or its delegate(s)”	means the Board, or person(s) to which the Board has delegated its authority
“Cause”

means, with respect to a Grantee, the termination of employment or office on any one or more of the following grounds: the Grantee has been guilty of misconduct, materially breached any restrictive covenant in favor of the Company or materially violated any Company code of conduct, pled no contest or has been convicted of any felony or other criminal offence involving his integrity or honesty or (if so determined by the Board or its delegate(s) in its absolute discretion) on any other ground on which the relevant company in the Group would be entitled to terminate his employment or office summarily at common law or pursuant to any Applicable Laws or under the Grantee’s service contract with the relevant company in the Group. Notwithstanding the foregoing, a resolution and/or decision of the Board or its delegate(s), or the board of directors of the relevant Subsidiary or the Consolidated Affiliated Entity to the effect that the employment or office of a Grantee has or has not been terminated on one or more of the grounds specified herein shall be conclusive

“Change of Control”

means the occurrence of any of the following events:

(i) A change in the composition of the Board occurs as a result of which fewer than one-half of the incumbent directors are directors who either:

(A) Had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or

(B) Were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”); provided, however, that for this purpose, the “original directors” and “continuing directors” shall not include any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board;

(ii) Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Share”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding Shares of Base Capital Share, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company;

(iii) The consummation of a merger or consolidation of the Company or a Subsidiary of the Company with or into another entity or any other corporate reorganization, if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization fifty percent (50%) or more of the voting power of the outstanding securities of each of (A) the Company (or its successor) and (B) any direct or indirect parent corporation of the Company (or its successor); or

(iv) The sale, transfer, or other disposition of all or substantially all of the Company’s assets.

For purposes of subsection (i) above, the term “look-back” date means the later of (1) the Effective Date and (2) the date that is twenty-four (24) months prior to the date of the event that may constitute a Change of Control.

For purposes of subsection (ii) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act, but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary, (2) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Shares, and (3) the Company or any Subsidiary of the Company.

Any other provision of this Section 2(g)

notwithstanding, a transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change of Control shall not be deemed to occur if the Company files a registration statement with the United States Securities and Exchange Commission (the “SEC”) in connection with an initial or secondary public offering of securities or debt of the Company to the public or on account of any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof

“Code”	means the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder
“Committee”	means the compensation committee of the Board (or a subcommittee thereof), or such other committee of the Board to which the Board has delegated power to act pursuant to the provisions of the Scheme
“Company”	means I-Mab
“Companies Act”	means the Companies Law of Cayman Islands (as amended from time to time)
“Competitor”

means any governmental unit, corporation, partnership, joint venture, trust, individual proprietorship, firm or other enterprise, as the Board or its delegate(s) may at its absolute discretion identifies and determines, that is engaged in or about to become engaged in any activity of any nature that competes with a product, process, technique, procedure, device or service of the Company, or its Subsidiaries

“Depositary”	Citibank, N.A.
“Directors”	means the directors of the Company
“Disability”	means any permanent and total disability as defined by Section 22(e)(3) of the Code, or in the case of a Participant outside the United States, such other definition as determined by the Committee for purposes of the Scheme taking into consideration the provisions of Applicable Laws
“Eligible Participant(s)”	means Director(s) and employee(s) of any member of the Group (including persons who are granted RSUs under this Scheme as an inducement to enter into employment contracts with the Group)
“Fair Market Value”

with respect to a Share means the market price of one Share determined by the Committee as follows:

(i) If the Share was traded over-the-counter on the date in question, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Share is quoted or, if the Share is not quoted on any such system, by the Pink Quote system;

(ii) If the Share was traded on any established stock exchange or national market system on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable exchange or system; or

(iii) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

The determination of fair market value for purposes of tax withholding may be made in the Committee’s discretion subject to applicable law and is not required to be consistent with the determination of Fair Market Value for other purposes.

For any date that is not a trading day, the Fair Market Value of a Share for such date shall be determined under clauses (i) and (ii) above with reference to the immediately preceding trading day. In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons and shall be consistent with the rules of Section 409A and Section 422 of the Code to the extent applicable

“Family Member”

means (i) any person who is a “family member” of the Eligible Participant, as such term is used in the instructions to Form S-8 under the U.S. Securities Act (collectively, the “Immediate Family Members”, which includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother- in-law, or sister-in-law, including adoptive relationships, and any person sharing the Eligible Participant’s household (other than a tenant or employee); (ii) a trust solely for the benefit of the Eligible Participant and/or the Eligible Participant’s Immediate Family Members; or (iii) a partnership or limited liability company whose only partners or shareholders are the Eligible Participant and/or the Eligible Participant’s Immediate Family Members; or (iv) any other transferee as determined by the Board or its delegate(s) in its absolute discretion in an Award Agreement or otherwise

“financial year”	means a year or other period for which the Company’s consolidated accounts are made up
“Grant”	means the offer of the grant of an Award made in accordance with this Scheme
“Grant Date”	means the date on which the Grant is offered to an Eligible Participant
“Grantee(s)”

means any Eligible Participant(s) who accept(s) or is/ (are) deemed to have accepted a Grant in accordance with the terms of the Scheme (where applicable), or (where the context so permits) any person who is entitled to any Award in consequence of the death of the original Grantee

“Group”	means the Company and its Subsidiaries
“Nasdaq”	means Nasdaq Global Market
“Purchase Price”	means the consideration, if any, payable by a Grantee to purchase an RSU, which shall be determined at the sole and absolute discretion of the Board or its delegate(s)
“Related Income”	means all income derived from a Share and/or ADS held upon the Trust in the form of the Shares and/or ADS (including but not limited to any bonus Shares and scrip Shares received in respect of the Share and/or ADS)
“Returned Shares”

means Shares (including in the form of ADSs) underlying an Award and Related Income of the relevant Shares (including in the form of ADSs) underlying an Award which are referable to a Grantee and which are not vested in accordance with the terms of the Scheme, or returned in accordance with the clawback mechanism of the Scheme, or such Shares (including in the form of ADSs) that are deemed by the Board or its delegate(s) to be Returned Shares

“RSU”

means a restricted share unit conferring the Grantee a conditional right to obtain either Shares (including in the form of ADSs) or an equivalent value in cash with reference to the Fair Market Value of the Shares on or about the date of vesting, as determined by the Board or its delegate(s) in its absolute discretion, less any tax, fees, levies, stamp duty and other charges applicable

“Scheme”	means this 2025 Share Incentive Scheme in its present form or as amended from time to time
“Scheme Mandate Limit”	shall have the meaning as set out in paragraph 8.1 of the Scheme
“Share(s)”	means ordinary shares in the share capital of the Company, as the context so requires
“Shareholder(s)”	means holder(s) of Share(s)
“Subsidiary”

means any entity, if the Company owns and/or one or more other Subsidiaries own not less than fifty percent (50%) of the total combined voting power of all equity interests of such entity. An entity that attains the status of a Subsidiary on a date after the adoption of the Scheme shall be considered a Subsidiary commencing as of such date. The determination of whether an entity is a “Subsidiary” shall be made in accordance with Section 424(f) of the code

“Tax”

means any income, employment, social welfare or other tax withholding obligations (including an Eligible Participant’s tax obligations) or any levies, stamp duties, charges or taxes required or permitted to be withheld or otherwise payable under Applicable Laws with respect to any taxable event concerning an

Eligible Participant arising as a result of this Scheme
“Trading Day”	means any day on which the Nasdaq Global Market is open for business of dealing securities
“treasury shares”	means treasury shares held by the Company, and do not include the Shares issued to the Depositary, which are reserved for the bulk issuance of ADSs
“Trust”	means the trust constituted by the Trust Deed to service the Scheme
“Trust Deed”	means the trust deed to be entered into between the Company and the Trustee (as may be restated, supplemented and amended from time to time) in relation to the Scheme
“Trustee”	means a trustee or trustees as shall be appointed pursuant to the terms of the Trust Deed, which is independent and not connected with the Group
“U.S. Person”

means each person who is a “United States Person” within the meaning of Section 7701(a)(30) of the Code (i.e., a citizen or resident of the United States, including a lawful permanent resident, even if such individual resides outside of the United States)

“U.S. Securities Act”	means the United States Securities Act of 1933 and the regulations thereunder, as amended from time to time
“U.S. Securities Exchange Act”	means the United States Securities Exchange Act of 1934 and the regulations thereunder, as amended from time to time
“vest”	means the Grantee becoming entitled to receive such Shares (including in the form of ADSs) or an equivalent value in cash pursuant to this Scheme
“Vesting Date”	means the date to be determined by the Board or its delegate(s) and notified to the relevant Grantee in the Award Agreement on which the Shares underlying an Award shall vest
“vesting period”	means the period commencing on the Grant Date and ending on the Vesting Date
“%”	means per cent

1.1 The terms “associates’, “close associate(s)”, “connected persons”, “controlling shareholders”, “core connected person(s)” and “control” have such meanings as acquired to them under the Applicable Laws, rules and regulations, if the Shares are listed on one or more established stock exchanges or traded on automated quotation systems.

1.2 Paragraph headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Scheme. References herein to “paragraphs” are to paragraphs of this Scheme. Words importing the singular include the plural and vice versa, words importing a gender or the neuter include both genders and the neuter references to persons include bodies corporate or unincorporate.

1.3 References in this Scheme to any document are to that document as amended, consolidated, supplemented, novated or replaced from time to time.

1.4 References (express or implied) in this Scheme to ordinances and to statutory and regulatory provisions shall be construed as references to those ordinances or statutory and regulatory provisions as respectively amended or re-enacted or as their application is modified by other provisions (whether before or after the date hereof) from time to time and shall include any provisions of which there are re-enactments (whether with or without modification) and any orders, regulations, instruments, other subordinate legislation or practice notes under the relevant ordinance, statutory or regulatory provision.

1.5 In construing this Scheme:

(a) the rule known as the ejusdem generis rule shall not apply and, accordingly, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

(b) general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

2. PURPOSE OF THE SCHEME

2.1 The purpose of this Scheme includes:

(a) recognize and reward Eligible Participants for their contribution to the Group;

(b) attract and retain best available personnel, and provide them with the opportunity to acquire proprietary interests in the Company; and

(c) encourage Eligible Participants to work towards enhancing the value of the Company and its Shares, align the interests of these Eligible Participants with those of the Group and further promote the success of the Group’s business.

This Scheme will provide the Company with a flexible means of retaining, incentivizing, rewarding, remunerating, compensating and/or providing benefits to Eligible Participants.

3. CONDITIONS OF THE SCHEME

3.1 The Scheme is conditional on:

(a) the passing by the Board to approve the adoption of the Scheme and to authorize the Board or its delegate(s) to grant Awards under the Scheme and to allot and issue Shares in respect of any Awards;

(b) the Nasdaq granting the approval for the supplemental listing application for the listing of, and permission to deal in, the ADSs representing the Shares to be allotted and issued in respect of any Awards which may be granted under the Scheme; and

(c) the effectiveness of the Company’s filing of a Form S-8 for the registration of the Shares to be allotted and issued in respect of any Awards which may be granted under the Scheme.

4. ADMINISTRATION

4.1 This Scheme shall be subject to the administration of the Board from time to time. The Board or its delegate shall have the sole and absolute right to (i) interpret and construe the provisions of this Scheme, (ii) determine the persons who will be granted Awards under this Scheme, the type of Awards which may be granted to such persons, the terms and conditions on which Awards are granted, the Purchase Price, if applicable, of any Award and when the Awards granted pursuant to this Scheme may vest, (iii) make such appropriate and equitable adjustments to the terms of the Awards granted under the Scheme as it deems necessary, and (iv) to prescribe the forms of Award Agreement for use under this Scheme, which need not be identical for each Grantee, and to amend any Award Agreement, (v) prescribe, amend and rescind rules and regulations relating to this Scheme and the administration of this Scheme and all Award Agreements, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred Tax treatment under the tax laws of any jurisdiction; (vi) allow the Grantees to satisfy minimum Tax withholding obligations by having the Company withhold from the Shares to be issued pursuant to an Award (or a portion thereof), that number of Shares having a Fair Market Value equal to the amount required to be withheld as set forth in paragraph 23.15 below; (vii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with Applicable Laws or any necessary local governmental regulatory exemptions or approvals or listing requirements of any securities exchange or automated quotation system; (viii) construe, interpret, reconcile any inconsistency in, correct any defect in and/or supply any omission in, the terms of this Scheme, any Award Agreement and any Award granted pursuant to this Scheme; and (ix) make such other decisions or determinations as it shall deem appropriate in the administration of the Scheme.

4.2 The Board may by resolution delegate any or all of its powers in the administration of the Scheme to any person(s) as authorized by the Board for such purpose. All the decisions, determinations and interpretations made by the Board or its delegate(s) shall be final, conclusive and binding on all parties. The Board or its delegate(s) may also appoint one or more independent third party contractors to assist in the administration of this Scheme as they think fit.

4.3 Without prejudice to the general power of administration of the Board or its delegate(s) (as the case may be) and to the extent not prohibited by Applicable Laws, the Board or its delegate(s) (as the case may be) may also from time to time appoint one or more Trustees in respect of the granting, administration and/or vesting of any Awards.

5. DURATION

5.1 Subject to any early termination as may be determined by the Board or its delegate(s) pursuant to paragraph 22 of the Scheme, the Scheme shall be valid and effective for a period of 10 (ten) years commencing the Adoption Date, after which no further Awards will be granted, but the provisions of this Scheme shall in all other respects remain in full force and effect and the Awards granted during the term of this Scheme may continue to be valid and exercisable in accordance with their terms of grant.

6. APPOINTMENT OF TRUSTEE

6.1 The Company, acting by the Board or its delegate(s) may appoint one or more Trustees to assist with the administration and vesting of Awards granted under the Scheme. The Company, acting by the Board or its delegate(s) (if so authorized by the Shareholders, where applicable), may, to the extent permitted by the Applicable Laws, (a) subject to the Scheme Mandate Limit, allot and issue new Shares to the Trustee, and direct and procure the Trustee to transfer the same to the Grantees; and/or (b) direct and procure the Trustee to transfer existing Shares (x) directly to the Grantees, or (y) to the Depositary to convert the Shares into ADSs for the account and on behalf of the Grantees, either by utilizing Returned Shares, or by making on-market purchases of existing Shares at the prevailing market price, in either case to satisfy the Awards upon vesting. The Company, acting by the Board or its delegate(s) shall, to the extent permitted by the Applicable Laws, provide sufficient funds to the Trustee by whatever means as the Board or its delegate(s) may in its absolute discretion determine to enable the Trustee to satisfy its obligations in connection with the administration and vesting of Awards.

6.2 The Board or its delegate(s) may from time to time cause to be paid the necessary funds to the Trustee by way of settlement which shall constitute part of the trust fund of the Trust, for the purchase or subscription (as the case may be) of Shares (including in the form of ADSs) and other purposes set out in the relevant Trust Deed.

6.3 The Trustee shall hold the Shares (including in the form of ADSs) underlying the Awards (and the Related Income, if any) on trust for the benefit of the Grantees under the Scheme pursuant to the terms of the Scheme, the terms of the relevant Trust Deed and the Applicable Laws.

6.4 The Trustee shall hold the Returned Shares exclusively for the benefit of the Eligible Participants for future Awards according to the instruction of the Board or its delegate(s).

7. ELIGIBLE PARTICIPANTS

7.1 The Eligible Participants who may be selected to become Grantees of the Scheme are any individuals being an Eligible Participant.

7.2 The eligibility of any of the Eligible Participants shall be determined by the Board or its delegate(s) from time to time on the basis of the Board’s or its delegate(s)’ opinion as to the Eligible Participants’ contribution to the development and growth of the Group. In assessing whether Awards are to be granted to any Eligible Participants, the Board or its delegate(s) shall take into account various factors, including but not limited to, the nature and extent of contributions provided by such Eligible Participants to the Group, the special skills or technical knowledge possessed by such Eligible Participants which is beneficial to the continuing development of the Group, the positive impacts which such Eligible Participant has brought to the Group’s business and development and whether granting Award to such Eligible Participant is an appropriate incentive to motivate, retain and attract such Eligible Participants to continue to make contributions to the Group.

7.3 In assessing the eligibility of Eligible Participant(s), the Board or its delegate(s) will consider all relevant factors as appropriate, including the individual performance, time commitment, responsibilities or employment conditions according to the prevailing market practice and industry standard, the length of engagement with the Group and the individual contribution or potential contribution the Eligible Participant(s) made or is likely to make to the development and growth of the Group.

8. SCHEME MANDATE LIMIT

8.1 The total number of Shares which may be issued in respect of all Awards to be granted under the Scheme must not in aggregate exceed 5% of the total number of Shares of the Company in issue (excluding treasury shares) as at the Adoption Date (the “Scheme Mandate Limit”), unless the Company obtains approval from the Shareholders pursuant to paragraphs 8.3 and 8.4 below.

8.2 For the avoidance of doubt, the Shares underlying any Awards granted under the Scheme or any other share schemes or plans of the Company which have been cancelled will be regarded as utilized for the purpose of calculating the Scheme Mandate Limit. Where the Company has reissued such cancelled Awards, the Shares underlying both the cancelled Awards and the re-issued Awards will be counted as part of the total number of Shares subject to paragraph 8.1 above. However, (i) the Awards lapsed (including those clawed back) in accordance with the terms of the Scheme or (as the case may be) any other share schemes or plans of the Company, and (ii) the Shares underlying any Awards granted under the Scheme or any other share schemes or plans of the Company which involve existing Shares (including Returned Shares), will not be regarded as utilized for the purpose of calculating the Scheme Mandate Limit.

8.3 The Scheme Mandate Limit may be refreshed at any time by obtaining approval of the Shareholders in general meeting after three years from the Adoption Date or the date of Shareholders’ approval for the last refreshment, provided that:

(a) the total number of Shares which may be issued in respect of all Awards to be granted under the Scheme under the Scheme Mandate Limit as refreshed (the “New Scheme Mandate Limit”) must not exceed 5% of the total number of Shares of the Company in issue (excluding treasury shares) at the date of the Shareholders’ approval of such New Scheme Mandate Limit. Awards previously granted under the Scheme or any other share schemes or plans of the Company (including those outstanding, cancelled or lapsed in accordance with the terms of this Scheme or any other share schemes or plans of the Company) will not be regarded as utilized for the purpose of calculating the total number of Shares subject to the New Scheme Mandate Limit.

(b) any refreshment to the Scheme Mandate Limit within any three-year period must be approved by the Shareholders, where any controlling shareholders and their associates (or if there is no controlling shareholder, Directors (excluding independent Directors) and the chief executive of Company and their respective associates) must abstain from voting in favour of the relevant resolution at the general meeting and in accordance with the requirements under the Applicable Laws.

8.4 Without prejudice to paragraph 8.3, the Company may seek separate Shareholders’ approval in general meeting to grant Awards under the Scheme or any other share schemes or plans of the Company beyond the Scheme Mandate Limit or, if applicable, the extended limits referred to in paragraph 8.2, provided the Awards in excess of the Scheme Mandate Limit are granted only to Eligible Participants specifically identified by the Company before such approval is sought. The Company must send a circular to the Shareholders containing the name of each specified Eligible Participant who may be granted such Awards, the number and terms of the Awards to be granted to each Eligible Participant, and the purpose of granting Awards to the specified Eligible Participants with an explanation as to how the terms of the Awards serve such purpose. The number and terms of Awards to be granted to such Eligible Participant must be fixed before Shareholders’ approval.

9. GRANT OF AWARDS

9.1 On and subject to the terms of this Scheme and the terms and conditions that the Board or its delegate(s) imposes pursuant to paragraph 4.1, the Board or its delegate(s) shall be entitled at any time during the term of this Scheme to make a Grant to any Eligible Participant, as the Board or its delegate(s) may in its absolute discretion determine.

9.2 An Award shall be made to an Eligible Participant by an award agreement in such form as the Board or its delegate(s) may from time to time determine (the “Award Agreement”) requiring the Eligible Participant to undertake to hold the Award on the terms on which it is to be granted and to be bound by the terms of the Scheme; provided, that if necessary to comply with Section 409A of the Code, for each U.S. Person the Shares subject to the Awards shall be “service recipient stock” within the meaning of Section 409A of the Code or the Award shall otherwise comply with Section 409A of the Code. The Award Agreement shall specify the terms on which the Award is to be granted, including: (a) the number of Shares (including in the form of ADSs) underlying the Award; (b) the vesting schedule and any conditions, restrictions or limitations that must be satisfied in order for the Award to vest in whole or in part (including, without limitation, as to the performance targets and/or clawback mechanism attached to the Award); and (c) any other terms which may be imposed either on a specific Award or generally, provided, that such terms shall not be inconsistent with any other terms and conditions of the Scheme.

9.3 Unless the Board or its delegate(s) otherwise determines and states in the Award Agreement, a Grantee is not required to pay any amount on application or acceptance of an Award. The Award shall remain open for acceptance for a time period determined by the Board or its delegate(s) and specified in the Award Agreement, provided that no such Award shall be open for acceptance after the expiry of the term of the Scheme or after the Eligible Participant to whom the Award is made has ceased to be an Eligible Participant. To the extent that the Award is not accepted within the time period and in the manner specified in the Award Agreement, the Award will be deemed to have been irrevocably declined and will lapse.

9.4 An Award shall be deemed to have been accepted and to have taken effect when the Company receives a written notice (in electronic or hard copy form or such other form as the Board or its delegate(s) may accept) of the Eligible Participant’s acceptance of the Award.

9.5 The Purchase Price, if any, will be set out in the Award Agreement and will be determined by the Board or its delegate(s) in its absolute discretion, taking into account the purpose of the Scheme, the interests of the Company and the individual circumstances of the Grantee.

10. RESTRICTIONS ON TIME OF GRANT

10.1 No Grant shall be made to, nor shall any Grant be capable of acceptance by, any Eligible Participant, and no directions or recommendation shall be given to the Trustee under the Scheme at a time when the Eligible Participant would or might be prohibited from dealing in the Shares by the Applicable Laws.

10.2 A Grant must not be made after material non-public information has come to the knowledge of the Company until (and including) the business day after the Company has announced the information. In particular, during the period commencing 30 days immediately preceding the earlier of:

(a) the date of the meeting of the Board for the approval of the Company’s results for any year, half-year, quarterly or any other interim period; and

(b) the deadline for the Company to announce its results for any year or half-year under the Applicable Laws, or quarterly or any other interim period,

and ending on the date of the results announcement, no Award may be granted. Such period will cover any period of delay in the publication of a results announcement.

10.3 Where any Award is proposed to be granted to a Director, it shall not be granted on any day on which the financial results of the Company are published and during the period of:

(a) 60 days immediately preceding the publication date of the annual results or, if shorter, the period from the end of the relevant financial year up to the publication date of the results; and

(b) 30 days immediately preceding the publication date of the quarterly results (if any) and half-year results or, if shorter, the period from the end of the relevant quarterly or half-year period up to the publication date of the results.

10.4 The Board or its delegate(s) may not grant any Awards to any Eligible Participants in any of the following circumstances:

(a) the requisite approvals for that Grant from any applicable regulatory authorities have not been obtained; or

(b) the delivery or issue of a prospectus or other offering documents required by Applicable Laws in respect of the Grant or in respect of this Scheme have not been made, unless the Board or its delegate(s) determines otherwise; or

(c) where the Grant would result in a breach of any Applicable Laws by any member of the Group or any of its directors; or

(d) the Grant would result in breach of the Scheme Mandate Limit or would otherwise cause the Company to issue Shares in excess of the permitted amount in the mandate approved by the Shareholders.

11. LIMIT ON GRANTING AWARDS TO INDIVIDUALS

11.1 Where any grant of Awards to an Eligible Participant would result in the Shares issued and to be issued in respect of all awards granted to such person (excluding any awards lapsed in accordance with the terms of the Scheme and any other share schemes or plans of the Company) in the 12-month period up to and including the Grant Date representing in aggregate over 1% (one percent) of the total number of Shares of the Company in issue (excluding treasury shares), such grant must be separately approved by the Shareholders in general meeting in accordance with the Applicable Laws, with such Eligible Participant and his/her close associates (or associates if the Eligible Participant is a connected person) abstaining from voting.

12. GRANTING AWARDS TO CONNECTED PERSONS

12.1 Any grant of Awards to a Director, chief executive of the Company or substantial Shareholder (or any of their respective associates) must be approved by the independent Directors (excluding any independent Director who is the Grantee of the Awards) and shall otherwise be subject to compliance with the requirements of the Applicable Laws.

12.2 Where any grant of RSUs to a Director (other than an independent Director) or chief executive of the Company (or any of their respective associates) would result in the Shares issued and to be issued in respect of all restricted share units granted (excluding any restricted share units lapsed in accordance with the terms of the Scheme and any other share schemes or plans of the Company) to such person in the 12 month period up to and including the Grant Date representing in aggregate over 0.1% of the total number of Shares of the Company in issue (excluding treasury shares), such further grant of RSUs must be separately approved by the Shareholders in general meeting in accordance with the Applicable Laws, with such Grantee, his/her associates and all core connected persons of the Company abstaining from voting in favour at such general meeting.

12.3 Where any grant of Awards to an independent Director or a substantial Shareholder (or any of their respective associates) would result in the Shares issued and to be issued in respect of all awards granted (excluding any awards lapsed in accordance with the terms of the Scheme and any other share schemes or plans of the Company) to such person in the 12-month period up to and including the Grant Date representing in aggregate over 0.1% of the total number of Shares of the Company in issue (excluding treasury shares), such further grant of Awards must be separately approved by the Shareholders in general meeting in accordance with the Applicable Laws, with such Grantee, his/her associates and all core connected persons of the Company abstaining from voting in favour at such general meeting.

12.4 Shareholder approval is required prior to any grant of Awards, in any transaction or series of related transactions, to an officer or a member of a control group or any other substantial security holder of the Company that has an affiliated person who is an officer or director of the Company if the number of Shares underlying the Awards to be granted, exceeds either 1% (one percent) of the total number of Shares of the Company in issue (excluding treasury shares) or 1% (one percent) of the voting power outstanding before the grant.

13. VESTING OF AWARDS

13.1 The Board or its delegate(s) may from time to time while the Scheme is in force and subject to all Applicable Laws, determine such vesting period, vesting criteria and conditions or periods for the Award to be vested hereunder, provided however that the vesting period for Awards shall not be less than 12 months, unless the Board or its delegate(s) determines that the Awards granted to Eligible Participants may be subject to a vesting period of less than 12 months in the following circumstances:

(a) grants of “make whole” Awards to new employees to replace the awards such employees forfeited when leaving their previous employers;

(b) grants to an Eligible Participant whose employment is terminated due to death or Disability or occurrence of any out of control event;

(c) grants of Awards with performance-based vesting conditions in lieu of time-based vesting criteria;

(d) grants of Awards that are made in batches during a year for administrative and compliance reasons, which include Awards that should have been granted earlier if not for such administrative or compliance reasons but had to wait for a subsequent batch. In such case, the vesting period may be shorter to reflect the time from which the Awards would have been granted;

(e) grants of Awards with a mixed or accelerated vesting schedule such as where the Awards may vest evenly over a period of 12 months; or

(f) grants of Awards with a total vesting and holding period of more than 12 months.

13.2 Subject to paragraph 13.1, the Board or its delegate(s) may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Award vests, to the extent set forth in the terms of the Award Agreement or otherwise.

14. PERFORMANCE TARGETS AND CLAWBACK MECHANISM

14.1 Unless the Board or its delegate(s) otherwise determined and stated in the Award Agreement, a Grantee is not required to achieve any performance target before the vesting of an Award granted to him/her.

14.2 The Board or its delegate(s) may, in its absolute discretion, specify in the Award Agreement the performance targets attached to an Award, which will be imposed on a case-by-case basis. The performance targets mean any one or more performance measures, or derivations of such performance measures that may be related to the individual Grantee or the Group as a whole or to a subsidiary, division, department, region, function. The performance measures may include cash flow, earnings, earnings per share, market value added or economic value added, profits, return on assets, revenue, growth rate, return on equity, return on investment, sales, revenue, stock price, total shareholder return, customer satisfaction metrics, business unit development, or such other goals as the Board or its delegate(s) may determine from time to time.

14.3 The Board or its delegate(s) shall have the right to (i) forfeit any unvested Award granted to a Grantee and (ii) cause any vested but not yet settled Award to lapse immediately, in the event of:

(a) any Cause of a Grantee; or

(b) any violation of a Grantee to obligations of confidentiality or non-competition to the Group, or any leakage by such Grantee of the Group’s trade secrets, intellectual property or proprietary information within a specified period after such Grantee ceasing to be an Eligible Participant; or

(c) any conduct of a Grantee that has materially adverse effect to the reputation or interests of any member of the Group within a specified period after such Grantee ceasing to be an Eligible Participant; or

(d) in respect of any Award which is performance linked, any material misstatement in the audited financial statements of the Company that requires a restatement, or any circumstances that show or lead to any of the prescribed performance targets having been assessed or calculated in a materially inaccurate manner.

In addition, the Company shall have the right to (i) require such Grantee to surrender some or all of the Shares (including in the form of ADSs) underlying the Awards which have been issued to the Grantee or the Grantee’s transferee for no consideration or (ii) require such Grantee to pay the Company any and all payment in cash or other property in lieu of the Shares (including in the form of ADSs) underlying the Awards which the Grantee has received from the Company. For the avoidance of doubt, no Tax or charge paid by such Grantee in connection with (i) the grant or vesting of the Awards, (ii) the delivery of the Shares (including in the form of ADSs) underlying the Awards or payment in lieu of the Shares, or (iii) the sale or transfer of the Shares (including in the form of ADSs) underlying the Awards shall be refunded to the Grantee in the event of forfeit or lapse of the Awards, surrender of the Shares (including in the form of ADSs) underlying the Awards, or payment by the Grantee to the Company of any and all payment in cash or other property in lieu of the Shares the Grantee has received from the Company, pursuant to paragraph 14.3.

14.4 Further, the Company shall have right to recover the amount of any erroneously awarded Award, vested or unvested, settled or unsettled, delivered or undelivered, in accordance with the Company’s policy regarding the recovery of erroneously awarded incentive- based compensation, as amended from time to time.

14.5 The Awards that are clawed back pursuant to paragraph 14 will be regarded as lapsed and the Awards so lapsed will be regarded as unutilized for the purpose of calculating the Scheme Mandate Limit. The Shares underlying the Awards that are clawed back pursuant to paragraph 14 shall become Returned Shares for the purpose of the Scheme.

15. TRANSFERABILITY

15.1 Subject to paragraph 15.2 below, an Award shall be personal to the Grantee and shall not be transferable or assignable.

15.2 Where (i) the Board or its delegate(s) gives their express consent in writing (which consent may or may not be given by the Board or its delegate(s) at their absolute discretion), and (ii) the requirements of Form S-8 permit, the Awards held by a Grantee may be allowed to be transferred to a vehicle (such as a trust or a private company, “Participant Vehicle”) for the benefit of the Grantee and any Family Members of such Grantee (for the purposes of estate planning or Tax planning or such other reasons as the Board or its delegate(s) consider to be justifiable) that would continue to meet the purpose of the Scheme and comply with the relevant Applicable Laws. The Participant Vehicle shall comply with paragraph 15.1 and other provisions of the Scheme shall apply, mutatis mutandis, to the Participant Vehicle.

15.3 The Awards transferred to the Participant Vehicle shall lapse automatically on the date the Participant Vehicle ceases to be wholly-owned by the relevant individual Grantee (or, where the Participant Vehicle is originally a trust of which the relevant individual Grantee is a beneficiary or discretionary object, on the date the relevant individual Grantee ceases to be a beneficiary or discretionary object) provided that, subject to the terms of the Scheme and the Applicable Laws, the Board or its delegate(s) may in their absolute discretion decide that such Awards or any part thereof shall not so lapse or determine that such Awards are subject to such conditions or limitations as they may impose.

16. LAPSE OF AWARDS

16.1 An Award or any part thereof which has not yet vested shall lapse automatically and not be exercisable on the earliest of:

(a) subject to paragraph 16.2, the date of the termination of a Grantee’s employment or service by the Company, any member of the Group, the holding companies, fellow subsidiaries or associated companies of the Company;

(b) the date on which the Grantee ceases to be an Eligible Participant due to any Cause;

(c) the date on which the Grantee:

(i) becomes an officer, director, employee, consultant, adviser, partner of, or a shareholder or other proprietor owning an interest of 5% or more in, any Competitor; or

(ii) knowingly performs any act that may confer any competitive benefit or advantage upon any Competitor;

(d) the date of the commencement of the winding-up of the Company;

(e) the date on which the Grantee (whether intentionally or otherwise) commits a breach of paragraph 15 above;

(f) the date on which the Grantee is declared bankrupt or enters into any arrangement or compromise with his/her creditors generally;

(g) in respect of Shares underlying an Award which are subject to performance or other vesting condition(s), the date on which the condition(s) to vesting are not or no longer possible to be satisfied; or

(h) the date on which the Board or its delegate(s) has decided that the unvested Award shall not be vested for the Grantee in accordance with the terms of the Scheme and the terms and conditions as set out in the Award Agreement.

16.2 If the Grantee’s employment or service with the Company, any member of the Group, the holding companies, fellow subsidiaries or associated companies of the Company is terminated for any reason other than for Cause (including by reason of resignation, retirement, death, Disability, redundancy, non-renewal of the employment or service agreement upon its expiration for any reason other than for Cause), the Board or its delegate(s) shall determine at its sole and absolute discretion and shall notify the Grantee whether any unvested Award granted to such Grantee shall vest and the period within which such Award shall vest, subject to any limitations as may be necessary to comply with Section 409A of the Code. If the Board or its delegate(s) determines that such Award shall not vest, such Award shall automatically lapse with effect from the date on which the Grantee’s employment or service is terminated.

16.3 The Board or its delegate(s) shall have the sole and absolute discretion to interpret and implement upon the occurrence of events specified in paragraph 16.1, including but not limited to determining whether the Grantee’s employment or service has been terminated for Cause, the effective date of such termination for Cause and the identity of a Competitor, and such determination by the Board or its delegate(s) shall be final and conclusive.

16.4 Notwithstanding any other provisions of this Scheme, the Board or its delegate(s) may in its sole and absolute discretion decide any Award shall not lapse or shall be subject to such conditions or limitations as the Board or its delegate(s) may decide.

16.5 The Awards lapsed in accordance with paragraph 16.1 will not be regarded as utilized for the purpose of calculating the Scheme Mandate Limit. The Shares underlying the Awards referred to in paragraph 16.1 shall become Returned Shares for the purpose of the Scheme.

17. CANCELLATION

17.1 The Board or its delegate(s) may at its discretion cancel an Award granted, provided that:

(a) the Company, any member of the Group, the holding companies, fellow subsidiaries or associated companies of the Company, pay to the Grantee an amount equal to the consideration paid by the Grantee for accepting the Award (if any); or

(b) the Board or its delegate(s) makes any arrangement as the Board or its delegate(s) and Grantee may mutually agree in order to compensate him/her for the cancellation of the Award.

17.2 Notwithstanding the provisions of paragraph 17.1, in order to comply with the Applicable Laws in the jurisdictions in which the Group operates or has Eligible Participants, or in order to comply with the requirements of any securities exchange, the Board or its delegate(s), in its sole discretion, shall have the power and authority to cancel Awards that have not vested or have not been settled.

17.3 No new Awards (which will be satisfied with the issuance of Shares) may be granted to an Eligible Participant in place of his/her cancelled Awards unless there are unutilized Scheme Mandate Limit from time to time.

17.4 For the purpose of this paragraph 17, the Awards cancelled will be regarded as utilized in calculating the Scheme Mandate Limit.

18. CHANGE OF CONTROL, REORGANIZATION OF CAPITAL STRUCTURE

18.1 Except as may otherwise be provided in any Award Agreement or any other written agreement entered into by and between the Company and a Grantee, if there is an event of Change of Control, a privatization of the Company by way of a scheme or by way of an offer, subject to paragraph 13.1, the Board or its delegate(s) may at their sole discretion (i) determine whether the Vesting Dates of any Awards will be accelerated, (ii) purchase any Award for an amount of cash or Shares equal to the value that could have been attained upon the realization of the Grantee’s rights had such Award been currently payable or fully vested (and, for the avoidance of doubt, if as of such date the Board determines in good faith that no amount would have been attained upon the realization of the Grantee’s rights, then such Award may be terminated by the Company without payment); or (iii) provide for the assumption, conversion or replacement of any Award by the successor or surviving company or a parent or subsidiary of the successor or surviving company with other rights (including cash) or property selected by the Board in its sole discretion or the assumption or substitution of such Award by the successor or surviving company, or a parent or subsidiary thereof, with such appropriate adjustments as to the number and kind of shares and prices as the Board deems, in its sole discretion, reasonable, equitable and appropriate. If the Vesting Dates of any Awards are accelerated, the procedures as set out in the terms of the Scheme shall apply. Where applicable, the Trustee shall transfer the Shares and/or ADSs in respect of the Awards or pay the consideration receivable under the related scheme or offer in cash, as the case may be, to the Grantee in accordance with the instruction provided by the Board or its delegate(s). Prior to any payment or adjustment contemplated under this paragraph 18.1, the Board may require a Grantee to (i) represent and warrant as to the unencumbered title to the Grantee’s Awards; (ii) bear such Grantee’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Shares, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code; and (iii) deliver customary transfer documentation as reasonably determined by the Board.

18.2 In the event of an alteration in the capital structure of the Company by way of a capitalization issue, rights issue, sub-division or consolidation of shares or reduction of the share capital of the Company in accordance with Applicable Laws (other than any alteration in the capital structure of the Company as a result of an issue of Shares as consideration in a transaction to which any member of the Group is a party or in connection with any share schemes of the Company) during the term of this Scheme, such corresponding adjustments (if any) shall be made to:

(a) the Scheme Mandate Limit;

(b) the number and/or nominal value of underlying Shares and the Purchase Price (if any) of any RSU which has not yet vested or has vested but not yet been satisfied; and/or

(c) the number and/or nominal value of underlying Shares which has not yet vested,

or any combination thereof, as the Auditors or an independent financial adviser shall confirm in writing to the Board or its delegate(s) that the adjustments satisfy the requirements set out in Applicable Laws, practices or directions of the regulatory authorities in effect from time to time (other than any adjustment made on a capitalization issue, in which case such adjustment shall be made as the Board or its delegate(s) shall consider to be in its opinion fair and reasonable). The capacity of the Auditors or the independent financial adviser (as the case may be) in this paragraph 18.2 is that of experts and not of arbitrators and their certification shall be final and conclusive and binding on the Company and the Grantees. The costs of the Auditors or the independent financial adviser shall be borne by the Company.

18.3 Any adjustment required under paragraph 18 shall be made on the basis that the Grantee shall have the same proportion of the issued share capital of the Company, rounded to the nearest whole Share, for which any Grantee would have been entitled to immediately prior to such adjustments, but no such adjustment shall be made to enable any Shares to be issued at less than its nominal value, provided that the adjustment shall be subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code.

19. RIGHTS ATTACHED TO THE AWARDS AND SHARES

19.1 Neither the Grantees nor the Trustee may exercise any of the voting rights in respect of any Awards that have not yet vested. No Grantee shall enjoy any of the rights of a Shareholder by virtue of the grant of an Award pursuant to this Scheme, unless and until such Shares underlying the Award are actually allotted and issued or transferred (as the case may be) to the Grantee upon the vesting and settlement of the Award. Unless otherwise specified by the Board or its delegate(s) in its sole discretion in the Award Agreement, the Grantees do not have any rights to any cash or non-cash income, dividends or distributions and/or the sale proceeds of non-cash and non-scrip distributions from any Shares underlying an Award.

19.2 Subject to paragraph 19.1, the Shares to be allotted and issued or transferred upon the vesting of the Awards shall be subject to all the provisions of the Articles of Association of the Company for the time being in force and shall rank pari passu in all respects with, and shall have the same voting, dividend, transfer and other rights (including those rights arising on a winding-up of the Company) as the existing fully paid Shares in issue on the date on which those Shares are allotted and issued or transferred pursuant to the vesting of the Awards and, without prejudice to the generality of the foregoing, shall entitle the holders to participate in all dividends or other distributions paid or made on or after the date on which Shares are allotted and issued or transferred, other than any dividends or distributions previously declared or recommended or resolved to be paid or made if the record date thereof shall be before the date on which the Shares are allotted and issued or transferred.

20. DISPUTES

20.1 Any dispute arising in connection with this Scheme shall be referred to the decision of the Board or its delegate(s) in the first instance, which decision shall, in the absence of manifest error, be final and binding on the Company and the Grantee. Should the Board or its delegate(s), in their sole discretion, decide, any dispute referred to them may be subsequently referred to the decision of the Auditors or the approved independent financial adviser to the Company, who shall then act as experts and not as arbitrators and whose decision shall, in the absence of manifest error, be final and binding on the Company and the Grantee. In such case, the costs of the Auditors or the approved independent financial adviser to the Company shall be shared equally between the Company and the relevant Grantee.

21. ALTERATION OF THIS SCHEME

21.1 Save as provided in paragraphs 21.2 to 21.4, the Board or its delegate may alter any of the terms of the Scheme to benefit the administration of the Scheme at any time in compliance with the Applicable Laws.

21.2 Any alterations to the terms and conditions of the Scheme which are of a material nature, or any alterations to the specific provisions of the Scheme which relate to the matters set out in Applicable Laws to the advantage of Grantees or Eligible Participants, or any changes to the authority of the Directors or the Board or its delegate(s) in relation to any alteration of the terms of the Scheme, in each case, must be approved by the Shareholders in general meeting.

21.3 Any changes to the terms of the Awards granted must be approved by the Board or its delegate(s), the Committee, the independent Directors and/or the Shareholders in general meeting (as the case may be) if the initial grant of such Awards was approved by the Board or its delegate(s), the Committee, the independent non- executive Directors and/or the Shareholders in general meeting (as the case may be), except where the alterations or changes take effect automatically under the existing terms of the Scheme. The Board’s determination as to whether any proposed alteration to the terms and conditions of the Scheme is material shall be conclusive.

21.4 The terms of the Scheme or the Awards so altered must comply with the relevant requirements of the Applicable Laws.

22. TERMINATION

22.1 The Shareholders in general meeting by ordinary resolution or the Board may at any time terminate the Scheme and, in such event, no further Awards may be offered or granted but in all other respects the terms of the Scheme shall remain in full force and effect in respect of Awards which are granted during the term of the Scheme and which remain unvested or which have vested but have not yet been satisfied immediately prior to the termination of the Scheme.

23. MISCELLANEOUS

23.1 This Scheme shall not form part of any contract of employment or engagement of services between the Group and any Eligible Participant and the rights and obligations of any Eligible Participant under the terms of his office, employment or engagement in services shall not be affected by the participation of the Eligible Participants in this Scheme or any rights which he may have to participate in it and this Scheme shall afford such an Eligible Participant no additional rights to compensation or damages in consequence of the termination of such office, employment or engagement for any reason.

23.2 If any provision of the Scheme or any Award or any Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Scheme or any Award under any law deemed applicable by the Board or its delegate(s), such provision shall be construed or deemed amended to conform to the Applicable Laws, or if it cannot be construed or deemed amended without, in the determination of the Board or its delegate(s), materially altering the intent of the Scheme or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Scheme and any such Award shall remain in full force and effect.

23.3 The obligation of the Company to settle Awards in Shares or other consideration shall be subject to all Applicable Laws, and to such approvals by governmental agencies as may be required. The Board may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s issuance of the Shares to the Grantee, the Grantee’s acquisition of the Shares from the Company, the conversion of the Shares into ADSs for the account of the Grantee and/or the Grantee’s sale of Shares or ADSs to the public markets, illegal, impracticable or inadvisable. If the Board determines to cancel all or any portion of an Award in accordance with the foregoing, the Company may, in its sole discretion, pay to the Grantee an amount equal to the excess of (i) the aggregate Fair Market Value of the Shares subject to such Award or portion thereof canceled or the ADSs representing such Shares (determined as of the the date that the Shares would have been vested), over (ii) the aggregate purchase price or base amount or any amount payable as a condition of issuance of Shares (in the case of any other Award). Such amount shall be delivered to the Grantee as soon as practicable following the cancellation of such Award or portion thereof.

23.4 To the extent that the Board determines that any Award granted to a U.S. Person under the Scheme is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Scheme and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Scheme to the contrary, in the event that the Board determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance, the Board may adopt such amendments to the Scheme and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section, provided that such amendments shall be made in compliance with the Applicable Laws. The Board shall use commercially reasonable efforts to implement the provisions of this paragraph 23.4 in good faith; provided, that none of the Company, the Board nor any of the Company’s employees, directors or representatives shall have any liability to any Grantee with respect to this paragraph 23.4. Notwithstanding anything to the contrary set forth herein, any payments and benefits provided under the Scheme that constitute “deferred compensation” within the meaning of Section 409A of the Code and that are payable in connection with a termination of employment shall not commence unless and until the Grantee has experienced a “separation from service” within the meaning of Section 409A of the Code, unless the Company reasonably determines that such amounts may be provided to the Grantee without causing such Grantee to incur additional tax under Section 409A of the Code. If the Grantee is, upon a separation from service, a “specified employee” within the meaning of Section 409A, then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A of the Code, the payment of any deferred compensation shall not commence until the earlier to occur of: (i) the date that is six months and one day after the Grantee’s separation from service, or (ii) the date of Grantee’s death. Any payments that are delayed due to the application of the preceding sentence shall be made on the date that payments commence. For purposes of Section 409A of the Code, the right to a series of installment payments under the Scheme shall be treated as a right to a series of separate payments.

23.5 This Scheme shall not confer on any person any legal or equitable right (other than those rights constituting the Awards themselves) against the Company directly or indirectly or give rise to any cause of action at law or in equity against the Company.

23.6 The provisions of Awards need not be the same with respect to each Grantee, and such Awards to individual Grantees need not be the same in subsequent years.

23.7 Any notice or other communication between the Company and a Grantee may be given by sending the same by prepaid post or personal delivery to, in the case of the Company,

its principal place of business or such other address as notified to the Grantee from time to time and, in the case of the Grantee, his address as notified to the Company from time to time. Notices may also be sent electronically to Grantees by sending it to the e-mail address notified by the Grantee to the Company from time to time, or via any systems or platforms as the Company utilizes in the administration of this Scheme.

23.8 Except as otherwise expressly provided under the Scheme,

(a) any notice or other communication served by post:

(i) by the Company shall be deemed to have been served 24 hours after the same was put in the post; and

(ii) by the Grantee shall not be deemed to have been received until the same shall have been received by the Company;

(b) any notice or other communication served by hand shall be deemed to have been served at the time of delivery;

(c) any notice or other communication served by electronic means by the Company or the Grantee shall be deemed to have been served if the sender did not receive a failure of receipt notification.

23.9 Any notice or other communication shall not be withdrawn once it is delivered by the Grantee, except for those which shall only become effective upon a confirmation of the receipt by the Company.

23.10 The acceptance of an Award by and the issue and transfer of Shares to a Grantee may be subject to all necessary consents under any relevant legislation for the time being in force in the Cayman Islands and other relevant jurisdictions, and a Grantee shall be responsible for obtaining any governmental or other official consent or approval and going through any other governmental or other official procedures that may be required by any country or jurisdiction in these regards. The Group and its affiliates may coordinate or assist the Grantee in complying with such applicable requirements and taking any other actions as may be required by any Applicable Laws. However, the Group and its affiliates shall not be responsible for any failure by a Grantee to obtain any such consent or approval or for any tax or other liability to which a Grantee may become subject as a result of his participation in this Scheme. The Board or its delegate(s) shall be entitled to establish such arrangements as it deems reasonably necessary with respect to the mechanisms to implement the vesting of Awards, the remittance of the proceeds therefrom to Grantees and related registration, recordation and reporting matters to ensure that the Grantee and the Company can comply with all Applicable Laws. Each Grantee shall authorize the Company to establish all necessary brokerage and other accounts on the Grantee’s behalf and shall provide to the Company such information as the Board or its delegate(s) deems necessary in connection with the Company’s and the Grantee’s compliance with the foregoing obligations.

23.11 The Board shall have the power from time to time to make or vary regulations for the administration and operation of the Scheme, provided that the same are not inconsistent with the provisions of the Scheme.

23.12 In this Scheme, references to new Shares include treasury shares, and references to the issuance of Shares include the transfer of treasury shares. The Company may use treasury shares to satisfy the vesting of Awards under this Scheme.

23.13 Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares or ADSs issued pursuant to the vesting or settlement of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and/or delivery of such certificates, as applicable, is in compliance with all Applicable Laws and, if applicable, the requirements of any exchange on which the Shares or ADSs are listed or traded. All Share and ADS certificates delivered pursuant to the Scheme are subject to any stop-transfer orders and other restrictions as the Board deems necessary or advisable to comply with all Applicable Laws. The Board may place legends on any Share or ADS certificate to reference restrictions applicable to the Share or ADS, or refuse to convert any or all of the Shares into ADSs. In addition to the terms and conditions provided herein, the Board may require that a Grantee make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such Applicable Laws. The Board shall have the right to require any Grantee to comply with any timing or other restrictions with respect to the vesting of any Award, including a window-period limitation, as may be imposed in the discretion of the Board.

23.14 In the discretion of the Board, ADSs may be delivered in lieu of Shares in settlement of any Award; provided, that the number of Shares represented by ADSs shall be of equal value to the Shares that would have otherwise been issued or transferred. The limitations contained in this Scheme shall be adjusted to reflect the delivery of ADSs in lieu of Shares.

23.15 No Shares shall be issued, and no payment shall be made under this Scheme to any Grantee, until such Grantee has made arrangements acceptable to the Board for the satisfaction of Taxes and any other costs and expenses in connection with the grant or vesting of Awards and/or the issuance of the Shares. The Company or the relevant entity of the Group shall have the authority and the right to deduct or withhold from any compensation payable to a Grantee, or require a Grantee to remit to the Company or the relevant entity of the Group, an amount sufficient to satisfy all Taxes. The Board may, in its discretion and in satisfaction of the foregoing requirement, allow or require a Grantee to satisfy Taxes by electing to have the Company withhold Shares otherwise issuable under an Award (or other amounts payable under an Award) having a Fair Market Value equal to the Taxes. Notwithstanding any other provision of this Scheme, the number of Shares otherwise issuable under an Award which may be withheld with respect to the grant, issuance, vesting or payment of any Award (or which may be repurchased from the Grantee of such Award (or a portion thereof) after such Shares were acquired by the Grantee from the Company) in order to satisfy all Taxes, unless specifically approved by the Board, will be limited to the number of Shares otherwise issuable under an Award that have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such Taxes. The Fair Market Value of the Shares otherwise issuable under an Award to be withheld shall be determined on the date that the amount of Taxes to be withheld is to be determined. All elections by the Grantees to have Shares otherwise issuable under an Award withheld for this purpose shall be made in such form and under such conditions as the Board may deem necessary or advisable. Notwithstanding the foregoing, Grantees may satisfy by Tax obligations pursuant to the methods prescribed in any Award Agreement governing the terms of an Award.

23.16 The Scheme and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the Cayman Islands, without application of the conflicts of law principles thereof.